SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

Seven Hills Realty Trust

(Exact name of registrant as specified in its charter)

Maryland	20-4649929
(State of incorporation of organization)	(IRS Employer Identification No.)

Two Newton Place 255 Washington Street, Suite 300 Newton, MA 02458	02458-1634
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this Form relates:	333-290401 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of Exchange on which class is to be registered
Rights to purchase Common Shares of Beneficial Interest, $0.001 par value per share	The Nasdaq Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.	Description of Registrant’s Securities to be Registered

A description of the rights to purchase common shares of beneficial interest, $0.001 par value per share, to be registered hereunder is contained in the section entitled “The Offering — Terms of the Offering” in the prospectus supplement filed by Seven Hills Realty Trust (the “Company”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on October 30, 2025, including all amendments thereto, and is incorporated herein by reference.

Item 2.	Exhibits

Exhibit Number	Exhibit Description
3.1	Declaration of Trust of the Company, dated December 21, 2021. (Incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed by the Company on December 22, 2021.)

3.2	Second Amended and Restated Bylaws of the Company, as of May 30, 2024. (Incorporated by reference to Exhibit 3.2 of the Current Report on Form 8-K filed by the Company on June 3, 2024.)

4.1	Form of Subscription Rights Certificate.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereto duly authorized.

SEVEN HILLS REALTY TRUST

By:	/s/ Matthew C. Brown
Name:	Matthew C. Brown
Title:	Chief Financial Officer and Treasurer

Date: November 7, 2025